Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (as amended, this “Agreement”), is entered into as of December 21, 2023 (the “Effective Date”), by and between (i) Berenson Acquisition Corp. I, a Delaware corporation (the “SPAC”), and (iii) ACM ARRT N LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the parties wish to enter into this Agreement pursuant to which, upon the terms and subject to the conditions of this Agreement, the SPAC shall issue and sell to the Investor, and the Investor will purchase from the SPAC, shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the SPAC (the “Series A Preferred Stock”).

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase. On the Effective Date, the SPAC shall issue and sell to the Investor 1,000,000 Series A Preferred Stock (collectively, the “Series A Preferred Shares” and each, a “Series A Preferred Share”) in consideration of a purchase price of $260.00 per share and therefore representing an aggregate purchase price of $260,000,000.00 (the “Aggregate Purchase Price”), and the Investor shall purchase the Series A Preferred Shares (the “Purchase”) by the payment of the Aggregate Purchase Price to the SPAC in immediately available funds.

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to the Investor as follows:

(a) The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by the SPAC of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the SPAC in connection with the consummation of the transactions contemplated by this Agreement, other than the filing of the Certificate of Designation of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware.

Section 3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the SPAC as follows:

(a) The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement have been duly and validly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Investor of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Investor is a party or by which the Investor is bound, or any decree, order, statute, rule or regulation applicable to the Investor.

(d) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Investor in connection with the consummation of the transactions contemplated by this Agreement.

(e) The Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Series A Preferred Shares, including shares of Class A Common Stock of the SPAC issuable upon conversion of the Series A Preferred Shares (together with the Series A Preferred Shares, the “Securities”), of making an informed investment decision with respect thereto, and has the ability and capacity to protect the Investor’s interests.

(f) The Investor hereby confirms that the Securities to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third party, with respect to any of the Securities.

(g) The Investor has reviewed the SPAC’s public filings and had the opportunity to ask questions and receive answers from the officers and directors of the SPAC and all persons acting on its behalf concerning the proposed business, management, financial condition and affairs of the SPAC and the terms and conditions of the Securities.

(h) The Investor understands that the offer and sale of the Securities to the Investor has not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the

Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor understands that no public market now exists for the Securities and that the SPAC has made no assurances that a public market will ever exist for the Securities. The Investor further acknowledges that if an exemption from registration or qualification is available, the exemption may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the parties’ control, and which the SPAC is under no obligation and may not be able to satisfy.

(i) The Investor is not, and is not acting as, an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Investor has complied with all applicable U.S. laws, regulations, directives and executive orders relating to anti-money laundering.

Section 4. Additional Agreements and Acknowledgements of the Investor.

(a) The Investor agrees not to transfer, assign or sell any Series A Preferred Shares without prior written approval of the SPAC.

(b) The Investor acknowledges that the SPAC was formed for the purpose of effecting a Business Combination (as defined in the SPAC’s certificate of incorporation)).

(c) For and in consideration of the SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Investor nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the SPAC’s trust account (the “Trust Account”) or distributions therefrom, or make any claim against the Trust Account (including, without limitation, any distributions therefrom to the SPAC’s public stockholders, including without limitation overallotment shares acquired by the SPAC’s underwriters, the “Public Stockholders”), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Investor on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Investor or any of its affiliates may have against the Trust Account (including, without limitation, any distributions therefrom to Public Stockholders) now or in the future and will not seek recourse against the Trust Account (including, without limitation, any distributions therefrom to Public Stockholders) for any Released Claims. The Investor agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the SPAC and its affiliates to induce the SPAC to enter into this Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and each of its affiliates under applicable law. Notwithstanding the foregoing, nothing herein shall (x) serve to limit or prohibit the Investor’s right to pursue a claim against the SPAC for legal relief against assets held outside the Trust Account (excluding distributions therefrom to Public Stockholders), for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds, but excluding distributions therefrom to Public Stockholders), (z) be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of such the Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement or any other agreement to which the SPAC and the Investor are parties or (aa) serve to limit the Investor’s redemption right with respect to any such securities of the Investor other than during the term of this Agreement or any other agreement to which the SPAC and the Investor are parties.

Section 5. Miscellaneous.

(a) Each party to this Agreement shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(b) This Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any principles of conflicts of law thereof.

(c) This Agreement may not be amended, modified or waived without the written consent of each of the parties hereto.

(d) The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

(e) From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver to the other parties hereto such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f) Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. This Agreement may be executed electronically through customary means and any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

THE INVESTOR:

ACM ARRT N LLC

By:	/s/ Ivan Zinn
Name:	Ivan Zinn
Title:	Authorized Signatory

c/o Atlanta Capital Management LP
Address:	One Rockefeller Plaza, 32nd Floor
New York, NY 10020

Phone: 212-277-5566

Email: operations@atalayacap.com

Signature Page to Share Purchase Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

THE SPAC:

BERENSON ACQUISITION CORP. I

By:	/s/Amir Hegazy
Name:	Amir Hegazy
Title:	Chief Financial Officer

Signature Page to Share Purchase Agreement